Exhibit 99.1

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Table of Contents

	Page
Independent Auditor's Report	1 - 2
Consolidated Financial Statements:	
Consolidated Balance Sheets	3
Consolidated Statements of Operations	4
Consolidated Statements of Members' Deficit	5
Consolidated Statements of Cash Flows	6
Notes to Consolidated Financial Statements	7 - 22
Supplementary Information:	
Consolidating Balance Sheet	23 - 27
Consolidating Statement of Operations	28 - 32

Mayer Hoffman McCann P.C.
13577 Feather Sound Drive, Suite 400 ■ Clearwater, FL 33762
Main: 727.572.1400 ■ Fax: 727.571.1933 ■ www.mhmcpa.com

Independent Auditor's Report

The Members
Trillium Healthcare Group, LLC:

We have audited the accompanying consolidated financial statements of Trillium Healthcare Group, LLC and Subsidiaries (the "Group") which comprise the consolidated balance sheets as of December 31, 2020 and 2019 and the related consolidated statements of operations, members' deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

KRESTON Member of Kreston International - a global network of independent accounting firms

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trillium Healthcare Group, LLC and Subsidiaries as of December 31, 2020 and 2019 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Report on Consolidating Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidating information is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual companies, and it is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The consolidating information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the consolidating information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Mayer Hoffman McCann P.C.

April 26, 2021
Clearwater, Florida

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2020 and 2019

		2020	2019
Assets			
Current assets:			
Cash	$	11,790,230	2,091,420
Restricted cash held in escrow (Notes 1 and 7)		891,094	-
Accounts receivable:			
Patient, net of allowance for doubtful accounts of $1,025,000 and $1,694,000 in 2020 and 2019, respectively (Notes 3 and 7)		9,947,712	11,795,496
Other		118,846	137,211
Prepaid expenses and other		831,319	400,805
Total current assets		23,579,201	14,424,932
Property and equipment, net (Note 2)		3,725,537	4,016,422
Deposits and other assets		1,157,631	193,615
	$	28,462,369	18,634,969
Liabilities and Members' Deficit			
Current liabilities:			
Short-term note payable (Note 3)	$	2,021,847	5,686,918
Current portion of capital lease obligations (Note 4)		47,986	34,242
Current portion of long-term debt (Note 5)		3,643,865	2,802,034
Accounts payable		5,471,830	8,922,297
Accrued expenses		3,834,980	3,745,677
Refundable advances (Note 11)		11,667,400	-
Current portion of unearned revenue (Note 1)		602,244	721,525
Total current liabilities		27,290,152	21,912,693
Accrued rent and deferred lease incentive (Note 4)		2,590,015	2,883,075
Unearned revenue, excluding current portion (Note 1)		498,700	589,497
Capital lease obligations, excluding current portion (Note 4)		185,087	154,952
Long-term debt, excluding current portion (Note 5)		1,092,218	3,442,449
Total liabilities		31,656,172	28,982,666
Members' deficit		(3,193,803)	(10,347,697)
Commitments and contingencies (Notes 4, 8 and 12)			
	$	28,462,369	18,634,969

See accompanying independent auditor's report and notes to consolidated financial statements.

3

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Consolidated Statements of Operations

For the Years Ended December 31, 2020 and 2019

	2020	2019
Revenues:		
Net patient service revenues (Note 7)	$ 95,351,218	124,876,616
Government stimulus income (Note 11)	4,940,095	-
Federal grant - Paycheck Protection Program (Note 10)	8,725,000	-
Other	145,069	886,920
	109,161,382	125,763,536
Patient care expenses:		
Nursing	39,594,074	48,594,793
Dietary	8,610,121	10,840,291
Ancillary	8,913,096	14,805,850
Other patient care	8,682,984	11,904,969
General and administrative	20,267,752	27,381,046
Provision for bad debt	1,991,835	2,856,171
Depreciation and amortization	549,274	602,143
Lease expense (Note 4)	10,078,523	13,460,698
	98,687,659	130,445,961
Operating income (loss)	10,473,723	(4,682,425)
Other income (expenses):		
Interest expense	(635,384)	(1,000,440)
Loss on disposal of assets	(8,500)	(218,391)
Other income	324,055	179,142
Net income (loss)	$ 10,153,894	(5,722,114)

See accompanying independent auditor's report and notes to consolidated financial statements. 4

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Consolidated Statements of Members' Deficit

For the Years Ended December 31, 2020 and 2019

Members' deficit at December 31, 2018	$	(4,625,583)
Net loss		(5,722,114)
Members' deficit at December 31, 2019		(10,347,697)
Net income		10,153,894
Member distributions		(3,000,000)
Members' deficit at December 31, 2020	$	(3,193,803)

See accompanying independent auditor's report and notes to consolidated financial statements. 5

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2020 and 2019

		2020	2019
Cash flows from operating activities:			
Net income (loss)	$	10,153,894	(5,722,114)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:			
Depreciation and amortization		549,274	602,143
Loss on disposal of assets		8,500	218,391
Provision for bad debt		1,991,835	2,856,171
Decrease (increase) in accounts receivable		(125,686)	889,099
Decrease (increase) in prepaid expenses and other assets		(1,394,530)	34,851
Increase (decrease) in accounts payable		(3,450,467)	5,933,272
Decrease in accrued expenses		(203,757)	(646,382)
Increase in refundable advances		11,667,400	-
Decrease in unearned revenue		(210,078)	(1,132,072)
Net cash provided by operating activities		18,986,385	3,033,359
Cash flows from investing activities:			
Purchases of property and equipment		(179,787)	(740,386)
Net cash used in investing activities		(179,787)	(740,386)
Cash flows from financing activities:			
Net repayments on short-term note payable		(3,665,071)	(871,639)
Principal paid on capital lease obligations		(43,223)	(31,058)
Principal paid on long-term debt		(1,508,400)	(499,137)
Distributions paid to members		(3,000,000)	-
Net cash used in financing activities		(8,216,694)	(1,401,834)
Net increase in cash		10,589,904	891,139
Cash at beginning of year		2,091,420	1,200,281
Cash at end of year	$	12,681,324	2,091,420
Supplemental disclosure of cash flow information:			
Cash paid during the year for interest	$	635,384	1,000,440
Non-cash investing and financing activities:			
Vehicles financed under capital leases	$	87,102	-
Change in long-term debt attributable to conversion of accounts payable to term loans	$	-	5,774,957
Cash consist of:			
Cash	$	11,790,230	2,091,420
Restricted cash held in escrow		891,094	-
	$	12,681,324	2,091,420

See accompanying independent auditor's report and notes to consolidated financial statements. 6

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

(1) Description of Business and Summary of Significant Accounting Policies

(a) Description of Business

Trillium Healthcare Group, LLC and Subsidiaries (the "Group") was formed for the purpose of acquiring licenses to operate skilled nursing, independent living, and assisted living facilities. The Group commenced operations on March 1, 2012. In 2015, the Group operated sixteen skilled nursing facilities, one residential care center, and four assisted living facilities (the "Facilities") located throughout Iowa, Nebraska, Georgia, and Florida. In 2016, the Group acquired additional long-term operating leases for ten skilled nursing facilities in Iowa. In 2017, the Group acquired additional long-term operating leases for seven skilled nursing facilities in Ohio. In 2019, the Group transferred the operations of those seven skilled nursing facilities in Ohio to another operator (as described in Note 1(c)) and closed three skilled nursing facilities in Nebraska.

(b) Principles of Consolidation

The consolidated financial statements include the accounts of Trillium Healthcare Group, LLC, and its wholly owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation. The wholly owned subsidiaries of Trillium Healthcare Group, LLC included in the consolidation consist of:

- Trillium Healthcare Consulting, LLC
- Fairway Healthcare Properties, LLC
- IANE Properties I, LLC
- IANE Properties II, LLC
- Greenside Healthcare Properties, LLC
- North Platte Care Center, LLC
- North Platte PE, LLC
- Sunny Knoll Care Center, LLC
- Elmwood Care Center, LLC
- Elmwood PE, LLC
- Crest Haven Care Center, LLC
- Rock Rapids Care Center, LLC
- Rock Rapids PE, LLC
- Fair Oaks RCF, LLC
- New Hampton Care Center, LLC
- Premier Estates of Muscatine, LLC
- Premier Estates of Toledo, LLC
- Premier Estates of Crete, LLC
- Premier Estates of Fremont, LLC
- Premier Estates of Kenesaw, LLC
- Premier Estates of Pawnee, LLC
- Premier Estates of Pierce, LLC
- Premier Estates of West Point, LLC
- Rehabilitation Center of Park Place, LLC
- Premier Estates of Dublin, LLC
- Premier Estates 502, LLC d/b/a Grandview Healthcare Center
- Premier Estates 503, LLC d/b/a Denison Care Center
- Premier Estates 504, LLC d/b/a Grundy Care Center
- Premier Estates 505, LLC d/b/a Pleasant Acres Care Center
- Premier Estates 506, LLC d/b/a Iowa City Rehab and Health Care Center
- Premier Estates 507, LLC d/b/a Lenox Care Center
- Premier Estates 508, LLC d/b/a Osage Rehabilitation and Health Care Center
- Premier Estates 509, LLC d/b/a Garden View Health Care Center
- Premier Estates 510, LLC d/b/a Casa de Paz Health Care Center
- Premier Estates 511, LLC d/b/a Cedar Falls Health Care Center
- Premier Estates 520, LLC d/b/a Premier Estates of Middletown
- Premier Estates 521, LLC d/b/a Premier Estates of Three Rivers
- Premier Estates 522, LLC d/b/a Premier Estates of Riverside
- Premier Estates 523 LLC d/b/a Premier Estates of Oxford
- Premier Estates 524., LLC d/b/a Premier Estates of Norwood Towers
- Premier Estates 525, LLC d/b/a Premier Estates of Highlands
- Premier Estates 526, LLC d/b/a Premier Estates of Riverview

7

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued

(1) Description of Business and Summary of Significant Accounting Policies - Continued

(c) Facility Closings and Transfer of Operations

On August 6, 2019, the Group elected to close three skilled nursing facilities in Nebraska. The landlord amended the operating lease (Note 4) on September 9, 2019 to permit the closing of these facilities and prospective sale of these facilities in the future. During the remainder of the lease term, the closed facilities remain subject to all of the terms and conditions of the operating lease until such time the properties are sold by the lessor. In January 2020, two of the closed properties were sold. The closing of the facilities resulted in a decrease of 152 licensed beds in 2019.

On August 16, 2019, the Group entered into an agreement to transfer the long-term operating leases for seven skilled nursing facilities in Ohio to another third-party operator. The operations transfer agreement was effective September 1, 2019, on which date the license to operate the facilities transitioned to the new operator. The transfer of operations resulted in a decrease in 785 licensed beds in 2019.

The Group's net loss for 2019 was primarily due to the operating results of the closed and transferred facilities. For the year ended December 31, 2019, the results of the operations and net loss for the closed and transferred facilities were as follows:

		Closed Facilities	Transferred Facilities	Total
Operating revenue	$	4,024,523	27,736,827	31,761,350
Operating expenses:				
Patient care expenses		4,622,023	18,106,537	22,728,560
General and administrative		1,069,843	5,022,517	6,092,360
Provision for bad debt		251,025	1,561,595	1,812,620
Depreciation and amortization		21,856	19,311	41,167
Lease expense		677,096	3,565,819	4,242,915
Management fees		245,080	1,503,354	1,748,434
		6,886,923	29,779,133	36,666,056
Operating loss		(2,862,400)	(2,042,306)	(4,904,706)
Other expenses:				
Interest expense		(263,614)	(159,255)	(422,869)
Loss on disposal of assets		(115,236)	(103,155)	(218,391)
Net loss	$	(3,241,250)	(2,304,716)	(5,545,966)

8

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued

(1) Description of Business and Summary of Significant Accounting Policies - Continued

(d) Net Patient Revenue and Accounts Receivable - Continued

		2020	2019
Routine skilled nursing and assisted living care	$	91,051,204	118,308,219
Ancillary services		4,300,014	6,568,397
	$	95,351,218	124,876,616

		2020	2019
Current portion of unearned revenue	$	83,916	83,916
Unearned revenue, excluding current portion		498,700	589,497
	$	582,616	673,413

The current portion of unearned revenue as presented in the accompanying consolidated balance sheets also includes payments received in advance of the month of service in the amount of $518,328 and $637,609 as of December 31, 2020 and 2019, respectively.

10

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued

(1) Description of Business and Summary of Significant Accounting Policies - Continued

(d) Net Patient Revenue and Accounts Receivable - Continued

All providers participating in the Medicaid and Medicare programs are required to meet certain financial cost reporting requirements. Federal and state regulations generally require the submission of annual cost reports covering revenues, costs and expenses associated with the services provided to Medicare beneficiaries and Medicaid recipients. Under Medicare, reimbursement is based upon a prospective payment system controlled by state regulations. The Group is subject to a retroactive adjustment upon filing its initial Medicaid cost reports. Subsequently filed cost reports may be subject to routine audits and retroactive adjustments. These audits often require several years to reach the final determination of amounts due to, or by, the Group under these programs.

Retroactive adjustments are estimated in the recording of revenues in the period the related services are rendered. These amounts are adjusted in future periods as adjustments become known or as cost reporting years are no longer subject to audits, reviews or investigations. In the opinion of management, adequate provision has been made to reflect any adjustments that could result from audits of cost reports. However, due to the complexity of the laws and regulations governing the Medicare and Medicaid programs, there is a possibility that recorded estimates will change by a material amount in future periods.

(e) Property and Equipment

(f) Allowance for Doubtful Accounts

(g) Estimates in Consolidated Financial Statements

11

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued

(1) Description of Business and Summary of Significant Accounting Policies - Continued

(h) Advertising

The Group expenses advertising costs as they are incurred. Advertising expense for the years ended December 31, 2020 and 2019 was approximately $46,000 and $85,000 respectively.

(i) Income Taxes

The entities comprising the Group are not tax paying entities for federal or state income tax purposes; accordingly, no provision has been made for federal or state income taxes in the accompanying consolidated financial statements. Income of the Group is included in the members' personal income tax returns.

The Group has adopted the provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 740, *Income Taxes*, which clarifies the accounting and recognition for income tax positions taken or expected to be taken in the Group's income tax returns. The Group's income tax filings are subject to audit by various taxing authorities. Tax filings remain open for examination for the year ended December 31, 2016 and thereafter. The Group does not believe it has any unrecognized exposure relating to uncertain tax positions at December 31, 2020.

(j) Going Concern Evaluation

On an annual basis, as required by ASC Topic 205, *Presentation of Financial Statements - Going Concern*, the Group performs an evaluation to determine whether there are conditions or events (known and reasonably knowable), considered in the aggregate, that raise substantial doubt about the Group's ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued. Management's assessment did not indicate that substantial doubt is raised about the ability to remain a going concern for one year from the date the consolidated financial statements were available for issuance.

(k) Recently Issued Accounting Pronouncement

12

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued

(2) Property and Equipment

Property and equipment at December 31, 2020 and 2019 consists of the following:

		2020	2019
Land	$	500,000	500,000
Building		865,000	865,000
Leasehold improvements		2,691,123	2,633,234
Construction in progress		39,263	-
Furniture and fixtures		311,849	306,784
Major equipment		1,484,069	1,429,371
Computer hardware and software		100,437	106,749
Vehicles		411,800	324,698
		6,403,541	6,165,836
Less accumulated depreciation and amortization		2,678,004	2,149,414
	$	3,725,537	4,016,422

Depreciation and amortization expense for the years ended December 31, 2020 and 2019 was $549,274 and $602,143, respectively.

(3) Short-Term Note Payable

13

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued

(4) Leases - Continued

Effective July 1, 2019, the Group cancelled the amended facility lease due to the transfer of operations for seven nursing facilities in Ohio (Note 1(c)). The Group entered into a new lease agreement for the Dublin, Georgia facility and ten Iowa facilities. Under the terms of the new lease agreement, the Group pays initial monthly rent of $300,000. Effective August 1, 2020, the monthly rent increased to $400,000 and is subject to annual increases based on the lesser of 3% or the percentage change in the consumer price index over the remaining term of the lease which expires November 30, 2030. Under the terms of the new lease and guaranty agreement, the Group is required to maintain a minimum tangible net worth of $1,250,000 as defined in the agreement. At December 31, 2020 and 2019, the Group was not in compliance with this requirement.

The Group recognizes rent expense for operating leases with escalation clauses on a straight-line basis over the applicable minimum lease term. Upon termination of the original leases described above, the remaining balance of the deferred lease incentive and accrued rent were fully amortized. For the years ended December 31, 2020 and 2019, total rent expense was as follows:

		2020	2019
Minimum rentals	$	9,968,440	13,232,169
Straight-line rent adjustment		110,083	228,529
	$	10,078,523	13,460,698

In 2018, the Group financed the acquisition of three vehicles under capital lease agreements with original lease terms of seven years. In 2020, the Group financed the acquisition of an additional 2 vehicles under capital lease agreements with original lease terms of five years. The Group also leases certain equipment under non-cancelable operating leases which expire over various dates through 2030. Equipment rent expense for the years ended December 31, 2020 and 2019 was approximately $134,000 and $177,000, respectively. At December 31, 2020, the gross amount of office equipment and related accumulated amortization recorded under the capital leases were $319,686 and $88,580, respectively. At December 31, 2019, the gross amount of office equipment and related accumulated amortization recorded under the capital leases were $232,584 and $43,012, respectively. Amortization of assets held under the capital lease is included in depreciation expense.

15

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued

(4) Leases - Continued

Year Ending December 31,		Capital Leases	Operating Leases	Total
2021	$	54,893	10,825,979	10,880,872
2022		54,893	10,922,385	10,977,278
2023		54,893	11,029,081	11,083,974
2024		53,920	11,153,600	11,207,520
2025		33,703	11,278,754	11,312,457
Thereafter		-	36,195,652	36,195,652
Total minimum lease payments		252,302	91,405,451	91,657,753
Less amount representing interest		19,229		
Present value of capital lease obligations		233,073		
Less current portion of capital lease obligations		47,986		
Capital lease obligations, excluding current portion	$	185,087		

Under the terms of each of the facility lease agreements referred to above, the Group is also required to remit monthly escrow payments to reimburse the lessor for all personal property and real estate taxes. The Group recognized property tax expense of approximately $1,209,000 and $1,675,000 for the years ended December 31, 2020 and 2019, respectively.

16

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued

(5) Long-Term Debt - Continued

Future maturities of long-term debt for each of the two years subsequent to December 31, 2020 are as follows:

Year Ending December 31,		
2021	$	3,643,865
2022		1,092,218
	$	4,736,083

(6) Management Company

(7) Business and Credit Concentrations

For the years ended December 31, 2020 and 2019, approximately 83% and 79%, respectively, of the Group's net patient revenues were derived from federal (Medicare) and state (Medicaid) medical assistance programs in each year. At December 31, 2020, Medicaid and Medicare receivables accounted for approximately 53% and 42%, respectively, of total accounts receivable. At December 31, 2019, Medicaid and Medicare receivables accounted for approximately 52% and 25%, respectively, of total accounts receivable.

18

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued

(8) Contingencies

Compliance with laws and regulations governing the Medicare and Medicaid programs is subject to government review and interpretation, as well as significant regulatory action including fines, penalties and possible exclusion from the Medicare and Medicaid programs. In addition, under the Medicare program, if the federal government makes a formal demand for reimbursement, even related to contested items, payment must be made for those items before the provider is given an opportunity to appeal and resolve the issue.

Effective November 1, 2017, the Group changed its workers' compensation coverage to a policy which includes certain self-insurance limits. For the years ended December 31, 2020 and 2019, the Group maintained self-insurance limits of $250,000 per individual claim and a minimum annual aggregate limit of $625,000. At December 31, 2020 and 2019, the Group has accrued approximately $259,000 and $328,000, respectively, for incurred, unpaid and/or unreported claims. In the opinion of management, no material liability over the amount accrued exists with respect to outstanding workers' compensation claims under this policy.

In 2014, the Group changed its health care coverage to a policy which includes certain self-insurance retention limits. For the year ended December 31, 2020, the Group maintained self-insurance limits for health care insurance of $150,000 per individual claim. At December 31, 2020, the Group has accrued approximately $326,000 for incurred, unpaid and/or unreported claims. This estimated provision is based on the Group's actual claims experience as well as claims reported subsequent to December 31, 2020. In the opinion of management, no material liability over the amount accrued exists with respect to these claims given the terms of the policy which require claims to be reported within 90 days of the policy term.

In 2015, as security under the master lease agreement, the Group acquired an irrevocable standby letter of credit in the maximum amount of $940,500 payable to the landlord. The Group had a restricted cash account which had collateralized the letter of credit in the amount of $940,500 at December 31, 2019. No amounts were drawn against the letter of credit during the year ending December 31, 2019. The irrevocable standby letter of credit expired in May 2020. Upon expiration, the Group provided a $940,500 cash payment to the landlord as a security deposit. The security deposit, less any portion applied for the purposes of curing any defaults under the lease, shall be refunded within one hundred eighty days following the expiration of the lease term. The security deposit is included in deposits and other assets in the accompanying consolidated balance sheet.

The Group is involved in various claims and legal actions arising in the ordinary course of business. Management believes that any liability incurred in connection with these claims would be nominal in amount and covered by the Group's insurance policies. In the opinion of management, no material liability exists with respect to these claims.

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TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued

(9) Retirement Plan

The Group sponsors a 401(k) retirement plan (the "Plan") to which eligible employees may contribute the maximum allowed by the Internal Revenue Code. Employees are eligible to participate once they attain the age of eighteen and satisfy minimum service hour requirements. The Group may make discretionary matching contributions equal to a discretionary percentage of a participant's compensation or a discretionary dollar amount to be determined by the Group on a uniform basis to all participants. For the years ended December 31, 2020 and 2019, the Group did not make any discretionary contributions to the Plan.

(10) Paycheck Protection Program

(11) Government Support - CARES Act Funding

20

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued

(11) Government Support - CARES Act Funding - Continued

The CARES Act temporarily suspended Medicare sequestration beginning May 1, 2020 through December 31, 2020. The Medicare sequestration policy reduces fee-for-service Medicare payments by 2 percent. The CARES Act extends the sequestration policy through 2030 in exchange for this temporary suspension. The Group's net patient service revenues increased by approximately $313,591 in 2020 due to sequestration being temporarily suspended for the eight month period ended December 31, 2020.

(12) Risks and Uncertainties

(13) Subsequent Events

The Group has evaluated subsequent events through April 26, 2021, the date the consolidated financial statements were available for issuance.

On January 29, 2021, the Group entered into a Membership Interest Purchase Agreement with Assisted 4 Living, Inc. to sell all of the issued and outstanding membership interests of Fairway Healthcare Properties, LLC and Trillium Healthcare Consulting, LLC owned by the current members (the "Transaction"). Fairway Healthcare Properties, LLC and Trillium Healthcare Consulting, LLC and their respective direct and indirect subsidiaries own all of the assets of the Group. The Transaction is expected to close by the end of April 2021, subject to Assisted 4 Living, Inc.'s approval of updated disclosure schedules to be provided by the Group, and other customary closing conditions.

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TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Consolidating Balance Sheet

December 31, 2020

	IANE Properties I, LLC							
	Crest Haven Care Center, LLC	Elmwood Care Center, LLC	Elmwood PE, LLC	Fair Oaks Care Center, LLC	New Hampton Care Center, LLC	North Platte Care Center, LLC	North Platte PE, LLC	Rock Rapids Care Center, LLC
Assets								
Current assets:								
Cash	$ 193,131	938,789	49,059	12,519	1,403,334	6,001,823	1,313,540	1,882,933
Restricted cash held in escrow	-	-	-	-	-	-	-	-
Accounts receivable:								
Patient, net of allowance for doubtful accounts	134,963	357,234	12,425	-	528,851	693,912	76,388	377,821
Other	(57,880)	(79,059)	(13,180)	-	(101,648)	(217,786)	(53,189)	(69,533)
Prepaid expenses and other	14,049	27,612	4,976	-	33,674	24,720	9,361	20,829
Total current assets	284,263	1,244,576	53,280	12,519	1,864,211	6,502,669	1,346,100	2,212,050
Property and equipment, net	102,269	146,405	-	-	33,197	187,269	47,873	109,972
Deposits and other assets	7,303	1,127	501	-	1,461	3,457	586	1,819
	$ 393,835	1,392,108	53,781	12,519	1,898,869	6,693,395	1,394,559	2,323,841
Liabilities and Members' Equity (Deficit)								
Current liabilities:								
Short-term note payable	$ 368,223	-	-	4,044	-	-	-	-
Current portion of capital lease obligations	-	-	-	-	-	13,418	-	21,205
Current portion of long-term debt	10,956	31,905	-	-	26,374	84,019	243	17,069
Accounts payable	89,263	186,156	13,419	2,646	174,240	303,093	16,165	155,000
Accrued expenses	78,583	107,272	9,298	-	148,679	131,365	74,616	77,501
Refundable advances	250,690	469,738	18,575	-	603,986	1,289,013	47,741	357,011
Current portion of unearned revenue	8,846	687	13,158	-	6,759	56,941	17,094	75,309
Total current liabilities	806,561	795,758	54,450	6,690	960,038	1,877,849	155,859	703,095
Accrued rent and deferred lease incentive	83,008	141,748	45,938	-	149,143	47,931	79,500	109,823
Unearned revenue, excluding current portion	-	-	-	-	-	-	-	-
Capital lease obligations, excluding current portion	-	-	-	-	-	49,212	-	26,450
Long-term debt, excluding current portion	9,068	26,097	-	-	21,672	68,080	229	14,206
Total liabilities	898,637	963,603	100,388	6,690	1,130,853	2,043,072	235,588	853,574
Members' equity (deficit)	(504,802)	428,505	(46,607)	5,829	768,016	4,650,323	1,158,971	1,470,267
	$ 393,835	1,392,108	53,781	12,519	1,898,869	6,693,395	1,394,559	2,323,841

23

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Consolidating Balance Sheet - Continued

				IANE Properties I, LLC					
Rock Rapids PE, LLC	Sunny Knoll Care Center, LLC	Premier Estates of Muscatine, LLC	Premier Estates of Toledo, LLC	Premier Estates of Crete, LLC	Premier Estates of Fremont, LLC	Premier Estates of Kenesaw, LLC	Premier Estates of Pawnee, LLC	Premier Estates of Pierce, LLC	Premier Estates of West Point, LLC
-	181,140	526,984	1,878,047	-	-	447,995	289,413	484,300	80,559
-	-	-	-	-	-	-	-	-	-
10,255	133,938	735,019	474,336	41,559	77,704	445,658	300,487	414,376	8,322
(15,089)	(69,965)	(203,766)	(153,914)	228	(1,230)	(114,015)	(35,215)	(109,033)	(1,356)
5,683	10,858	46,462	107,116	18,005	16,067	27,636	21,088	73,706	6,612
849	255,971	1,104,699	2,305,585	59,792	92,541	807,274	575,773	863,349	94,137
25,304	40,597	234,112	71,376	-	-	22,533	42,926	472,231	-
605	2,980	2,612	9,825	7,828	1,728	1,399	1,607	2,474	1,145
26,758	299,548	1,341,423	2,386,786	67,620	94,269	831,206	620,306	1,338,054	95,282
317,934	510,368	500,025	-	3,133,611	3,768,085	1,707,315	858,792	947,496	1,973,807
-	-	-	6,762	-	-	-	-	-	-
-	12,348	138,811	104,927	30,900	60,669	32,275	7,935	16,278	17,568
35,930	159,425	414,370	200,966	3,056	2,381	435,605	97,124	130,841	508
(55,378)	52,812	157,079	138,115	1,383	772	141,711	95,987	123,516	145
(15,771)	316,951	767,269	573,038	-	-	462,723	351,935	485,514	-
1,680	1,425	70,281	52,158	-	-	11,541	12,044	10,641	-
284,395	1,053,329	2,047,835	1,075,966	3,168,950	3,831,907	2,791,170	1,423,817	1,714,286	1,992,028
45,938	97,167	337,802	225,200	-	-	212,529	172,510	169,659	-
-	-	-	-	-	-	-	-	-	-
-	-	-	31,512	-	-	-	-	-	-
-	10,108	124,084	93,809	25,250	53,459	26,307	6,944	13,803	14,440
330,333	1,160,604	2,509,721	1,426,487	3,194,200	3,885,366	3,030,006	1,603,271	1,897,748	2,006,468
(303,575)	(861,056)	(1,168,298)	960,299	(3,126,580)	(3,791,097)	(2,198,800)	(982,965)	(559,694)	(1,911,186)
26,758	299,548	1,341,423	2,386,786	67,620	94,269	831,206	620,306	1,338,054	95,282

See accompanying independent auditor's report.

24

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Consolidating Balance Sheet - Continued

	IANE Properties II, LLC	Greenside Healthcare Properties, LLC						
	Rehabilitation Center at Park Place, LLC	Premier Estates of Dublin, LLC	Grandview Healthcare Center	Denison Care Center	Grundy Care Center	Pleasant Acres Care Center	Iowa City Rehab and Health Care Center	Lenox Care Center
Assets								
Current assets:								
Cash	$ 6,567,823	1,685,017	462,714	557,271	274,510	844,736	1,317,218	1,031,659
Restricted cash held in escrow	-	-	-	-	-	-	-	-
Accounts receivable:								
Patient, net of allowance for doubtful accounts	936,673	863,119	231,044	158,735	216,648	187,641	651,628	114,102
Other	(245,506)	(208,860)	(73,851)	(110,539)	(87,597)	(109,249)	(191,676)	(92,829)
Prepaid expenses and other	73,369	(53,189)	19,651	18,162	17,086	24,628	32,274	19,722
Total current assets	7,332,359	2,286,087	639,558	623,629	420,647	947,756	1,809,444	1,072,654
Property and equipment, net	219,765	121,727	27,810	22,010	70,392	10,989	160,626	20,309
Deposits and other assets	12,498	14,318	814	981	1,765	1,253	2,349	835
	$ 7,564,622	2,422,132	668,182	646,620	492,804	959,998	1,972,419	1,093,798
Liabilities and Members' Equity (Deficit)								
Current liabilities:								
Short-term note payable	$ -	-	236,819	39,646	-	286,976	-	-
Current portion of capital lease obligations	-	-	-	-	-	-	6,601	-
Current portion of long-term debt	85,572	122,803	12,355	22,611	22,734	27,147	84,363	17,165
Accounts payable	350,537	297,466	120,977	84,973	179,110	130,377	269,551	64,954
Accrued expenses	153,571	265,792	149,673	54,046	116,810	119,851	159,518	147,120
Refundable advances	910,838	457,138	338,576	82,211	70,285	(247,438)	863,811	166,532
Current portion of unearned revenue	2,062	12,292	2,725	38,073	-	37,148	5,495	35,006
Total current liabilities	1,502,580	1,155,491	861,125	321,560	388,939	354,061	1,389,339	430,777
Accrued rent and deferred lease incentive	268,974	18,235	4,245	7,803	6,716	7,482	13,101	6,855
Unearned revenue, excluding current portion	-	-	-	-	-	-	-	-
Capital lease obligations, excluding current portion	-	-	-	-	44,670	-	33,243	-
Long-term debt, excluding current portion	69,840	109,531	10,137	18,502	18,380	22,143	68,003	14,011
Total liabilities	1,841,394	1,283,257	875,507	347,865	458,705	383,686	1,503,686	451,643
Members' equity (deficit)	5,723,228	1,138,875	(207,325)	298,755	34,099	576,312	468,733	642,155
	$ 7,564,622	2,422,132	668,182	646,620	492,804	959,998	1,972,419	1,093,798

25

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Consolidating Balance Sheet - Continued

Greenside Healthcare Properties, LLC								
Osage Rehabilitation and Health Care Center	Garden View Health Care Center	Casa de Paz Health Care Center	Cedar Falls Health Care Center	Premier Estates of Middletown	Premier Estates of Three Rivers	Premier Estates of Riverside	Premier Estates of Oxford	Premier Estates of Norwood Towers
1,640,018	496,665	290,676	149,843	5,464	1,901,162	12,025	4,370	354,319
-	-	-	-	115,057	152,171	182,077	81,649	147,540
518,166	512,419	412,002	322,971	-	-	-	(684)	-
(133,936)	(58,316)	(168,418)	(155,999)	(213,546)	(242,637)	(202,715)	(123,079)	(176,974)
21,395	37,006	33,762	34,787	-	-	-	-	-
2,045,643	987,774	568,022	351,602	(93,025)	1,810,696	(8,613)	(37,744)	324,885
58,042	155,725	73,333	30,052	-	-	-	-	-
1,044	1,795	1,482	1,482	4,317	13,784	39,752	22,691	12,490
2,104,729	1,145,294	642,837	383,136	(88,708)	1,824,480	31,139	(15,053)	337,375
-	564,091	1,410,853	-	-	-	1,423,760	174,106	-
-	-	-	-	-	-	-	-	-
36,809	89,523	38,493	41,422	172,925	319,673	136,973	156,237	245,744
163,957	402,999	156,347	249,441	84,957	165,848	81,897	68,736	127,788
159,464	157,837	180,593	207,059	(7,300)	(2,789)	(5,879)	(8,200)	(5,235)
614,860	754,507	459,119	281,048	-	-	-	-	-
15,365	7,812	10,838	12,948	-	-	-	-	-
990,455	1,976,769	2,256,243	791,918	250,582	482,732	1,636,751	390,879	368,297
8,186	11,788	10,969	9,847	-	-	-	-	-
-	-	-	-	-	-	-	-	-
-	-	-	-	-	-	-	-	-
29,879	72,217	31,471	34,093	-	-	-	-	-
1,028,520	2,060,774	2,298,683	835,858	250,582	482,732	1,636,751	390,879	368,297
1,076,209	(915,480)	(1,655,846)	(452,722)	(339,290)	1,341,748	(1,605,612)	(405,932)	(30,922)
2,104,729	1,145,294	642,837	383,136	(88,708)	1,824,480	31,139	(15,053)	337,375

See accompanying independent auditor's report.

26

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Consolidating Balance Sheet - Continued

	Greenside Healthcare Properties, LLC			Trillium Healthcare Group, LLC				
Assets	**Premier Estates of Highlands**	**Premier Estates of Riverview**	**Greenside Healthcare Properties LLC**	**Fairway Healthcare Properties, LLC**	**Trillium Healthcare Consulting, LLC**	**Trillium Healthcare Group, LLC**	**Eliminations**	**Consolidated Total**
Current assets:								
Cash	$ 313,942	(26,316)	-	7,989,657	-	937,728	(30,703,837)	11,790,230
Restricted cash held in escrow	85,789	126,811	-	-	-	-	-	891,094
Accounts receivable:								
Patient, net of allowance for doubtful accounts	-	-	-	-	-	-	-	9,947,712
Other	(79,835)	(220,262)	1,199,829	(13,008,270)	3,168,167	-	12,950,574	118,846
Prepaid expenses and other	-	-	-	-	84,212	-	-	831,319
Total current assets	319,896	(119,767)	1,199,829	(5,018,613)	3,252,379	937,728	(17,753,263)	23,579,201
Property and equipment, net	-	-	-	-	1,218,693	-	-	3,725,537
Deposits and other assets	6,788	21,312	6,559	940,500	365	-	-	1,157,631
	$ 326,684	(98,455)	1,206,388	(4,078,113)	4,471,437	937,728	(17,753,263)	28,462,369
Liabilities and Members' Equity (Deficit)								
Current liabilities:								
Short-term note payable	$ -	1,038,770	397,638	-	42,800	-	(17,683,312)	2,021,847
Current portion of capital lease obligations	-	-	-	-	-	-	-	47,986
Current portion of long-term debt	105,771	218,513	209,050	-	885,705	-	-	3,643,865
Accounts payable	41,536	49,115	-	-	31,027	-	(69,951)	5,471,830
Accrued expenses	(6,509)	(1,490)	293,802	-	423,790	-	-	3,834,980
Refundable advances	-	-	-	-	-	937,500	-	11,667,400
Current portion of unearned revenue	-	-	-	-	-	83,916	-	602,244
Total current liabilities	140,798	1,304,908	900,490	-	1,383,322	1,021,416	(17,753,263)	27,290,152
Accrued rent and deferred lease incentive	-	-	297,918	-	-	-	-	2,590,015
Unearned revenue, excluding current portion	-	-	-	-	-	498,700	-	498,700
Capital lease obligations, excluding current portion	-	-	-	-	-	-	-	185,087
Long-term debt, excluding current portion	-	-	86,455	-	-	-	-	1,092,218
Total liabilities	140,798	1,304,908	1,284,863	-	1,383,322	1,520,116	(17,753,263)	31,656,172
Members' equity (deficit)	185,886	(1,403,363)	(78,475)	(4,078,113)	3,088,115	(582,388)	-	(3,193,803)
	$ 326,684	(98,455)	1,206,388	(4,078,113)	4,471,437	937,728	(17,753,263)	28,462,369

See accompanying independent auditor's report.

27

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Consolidating Statement of Operations

For the Year Ended December 31, 2020

		IANE Properties I, LLC							
		Crest Haven Care Center, LLC	Elmwood Care Center, LLC	Elmwood PE, LLC	Fair Oaks Care Center, LLC	New Hampton Care Center, LLC	North Platte Care Center, LLC	North Platte PE, LLC	Rock Rapids Care Center, LLC
Revenues:									
Net patient service revenues	$	2,115,570	3,655,452	510,609	-	3,775,053	6,749,442	1,600,140	3,253,451
Government stimulus income		91,555	147,277	32,452	-	121,795	87,079	37,549	146,940
Federal grant - Paycheck Protection Program		201,077	299,067	68,285	-	335,327	330,680	133,340	241,263
Other		5	80	(1,519)	-	1,177	2,459	3,100	201
		2,408,207	4,101,876	609,827	-	4,233,352	7,169,660	1,774,129	3,641,855
Patient care expenses:									
Nursing		982,049	1,529,249	178,837	78	1,749,970	1,939,343	279,825	1,473,785
Dietary		216,168	275,970	80,519	-	417,471	477,212	295,374	264,159
Ancillary		154,872	350,780	-	-	270,592	1,040,361	7,535	204,548
Other patient care		226,603	365,102	39,753	-	307,811	443,969	211,892	310,298
General and administrative		365,077	624,351	150,785	2,615	662,631	641,555	191,237	415,466
Provision for bad debt		11,077	83,137	14,806	-	48,321	40,136	25,450	57,109
Depreciation and amortization		40,182	37,731	-	-	20,306	44,512	9,939	50,842
Lease expense		226,890	387,443	125,562	-	408,555	131,011	217,304	300,187
Management fees		141,372	234,021	43,995	-	248,262	404,960	122,211	209,107
		2,364,290	3,887,784	634,257	2,693	4,133,919	5,163,059	1,360,767	3,285,501
Operating income (loss)		43,917	214,092	(24,430)	(2,693)	99,433	2,006,601	413,362	356,354
Other income (expenses):									
Interest expense		(10,490)	(7,687)	(1,425)	-	(7,885)	(16,842)	(3,126)	(5,752)
Loss on disposal of assets		-	-	-	-	-	-	-	-
Other income		-	-	-	-	-	-	-	-
Net income (loss)	$	33,427	206,405	(25,855)	(2,693)	91,548	1,989,759	410,236	350,602

28

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Consolidated Statement of Operations - Continued

IANE Properties I, LLC								IANE Properties I, LLC	
Rock Rapids PE, LLC	Sunny Knoll Care Center, LLC	Premier Estates of Muscatine, LLC	Premier Estates of Toledo, LLC	Premier Estates of Crete, LLC	Premier Estates of Fremont, LLC	Premier Estates of Kenesaw, LLC	Premier Estates of Pawnee, LLC	Premier Estates of Pierce, LLC	Premier Estates of West Point, LLC
565,346	1,684,718	6,309,512	4,776,036	(8,346)	7,745	3,887,614	1,953,427	3,753,629	(22)
24,830	78,191	93,420	215,750	-	-	80,657	98,607	72,000	-
64,005	137,259	467,220	374,248	-	-	312,877	246,709	338,643	-
162	171	(176)	9,440	-	-	1,033	2,447	213	(13)
654,343	1,900,339	6,869,976	5,375,474	(8,346)	7,745	4,282,181	2,301,190	4,164,485	(35)
170,061	965,231	2,582,257	1,779,413	4,558	367	2,025,936	1,085,462	1,384,756	4,138
80,222	142,012	547,555	399,576	1,861	475	420,697	286,108	284,753	453
60	181,467	711,841	337,468	5,417	15	422,779	135,205	290,184	3,435
59,312	146,363	601,167	529,626	4,484	7,554	363,794	227,023	342,775	6,440
181,578	253,261	984,689	812,837	46,534	28,055	634,623	364,580	537,833	11,617
13,356	24,991	179,930	35,876	3,974	(9,198)	79,979	14,789	18,927	5,773
3,596	16,670	56,848	14,792	-	-	3,598	5,912	33,061	-
125,562	265,591	926,644	617,763	-	(1)	577,848	469,037	461,287	-
43,854	108,061	370,359	290,692	-	-	247,619	134,344	240,314	-
677,601	2,103,647	6,961,290	4,818,043	66,828	27,267	4,776,873	2,722,460	3,593,890	31,856
(23,258)	(203,308)	(91,314)	557,431	(75,174)	(19,522)	(494,692)	(421,270)	570,595	(31,891)
(5,419)	(11,093)	(19,355)	(12,565)	(59,655)	(68,064)	(34,613)	(12,882)	(30,811)	(37,510)
-	-	-	-	-	(8,500)	-	-	-	-
-	-	-	-	-	-	-	-	-	-
(28,677)	(214,401)	(110,669)	544,866	(134,829)	(96,086)	(529,305)	(434,152)	539,784	(69,401)

See accompanying independent auditor's report.

29

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Consolidating Statement of Operations - Continued

	IANE Properties II, LLC	Greenside Healthcare Properties, LLC						
	Rehabilitation Center at Park Place, LLC	Premier Estates of Dublin, LLC	Grandview Healthcare Center	Denison Care Center	Grundy Care Center	Pleasant Acres Care Center	Iowa City Rehab and Health Care Center	Lenox Care Center
Revenues:								
Net patient service revenues	$ 10,535,984	6,847,407	1,821,498	2,666,372	2,212,043	2,401,369	6,254,422	1,944,667
Government stimulus income	290,882	303,856	142,573	400,421	301,673	859,528	83,222	288,063
Federal grant - Paycheck Protection Program	910,517	563,185	178,122	265,573	174,133	239,794	394,044	214,504
Other	21,909	503	2,070	406	917	54	143	107
	11,759,292	7,714,951	2,144,263	3,332,772	2,688,766	3,500,745	6,731,831	2,447,341
Patient care expenses:								
Nursing	3,527,474	2,626,087	978,951	1,036,156	1,374,653	1,471,594	2,305,704	834,528
Dietary	741,434	625,523	192,075	246,734	269,524	280,010	469,643	201,924
Ancillary	808,983	638,173	116,310	248,798	159,584	141,536	750,734	162,483
Other patient care	813,485	535,114	186,882	350,927	246,623	273,736	458,079	210,223
General and administrative	1,775,339	1,274,560	372,368	436,099	304,889	493,027	763,512	348,948
Provision for bad debt	429,097	322,050	10,581	40,492	29,433	199,012	157,749	36,409
Depreciation and amortization	33,035	13,971	5,812	1,165	12,676	3,526	27,848	5,042
Lease expense	737,840	936,940	154,357	283,726	244,188	272,023	476,357	249,249
Management fees	637,217	423,495	116,485	188,697	144,605	193,624	379,526	136,851
	9,503,904	7,395,913	2,133,821	2,832,794	2,786,175	3,328,088	5,789,152	2,185,657
Operating income (loss)	2,255,388	319,038	10,442	499,978	(97,409)	172,657	942,679	261,684
Other income (expenses):								
Interest expense	(18,952)	(13,183)	(5,119)	(7,434)	(6,058)	(7,370)	(22,634)	(4,796)
Loss on disposal of assets	-	-	-	-	-	-	-	-
Other income	-	-	-	-	-	-	-	-
Net income (loss)	$ 2,236,436	305,855	5,323	492,544	(103,467)	165,287	920,045	256,888

30

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Consolidating Statement of Operations - Continued

Greenside Healthcare Properties, LLC								
Osage Rehabilitation and Health Care Center	Garden View Health Care Center	Casa de Paz Health Care Center	Cedar Falls Health Care Center	Premier Estates of Middletown	Premier Estates of Three Rivers	Premier Estates of Riverside	Premier Estates of Oxford	Premier Estates of Norwood Towers
3,669,943	4,018,955	4,333,400	4,222,250	(5,055)	(61,777)	(2,829)	(4,479)	(66,995)
62,898	66,476	373,883	438,518	-	-	-	-	-
284,376	394,679	382,708	318,882	-	-	-	-	-
778	1,112	13	-	-	-	675	-	-
4,017,995	4,481,222	5,090,004	4,979,650	(5,055)	(61,777)	(2,154)	(4,479)	(66,995)
1,372,951	1,935,612	1,804,378	2,468,656	(49,816)	(60,734)	(45,720)	(45,715)	(108,141)
327,545	335,929	305,911	421,744	(98)	(132)	415	(62)	(217)
397,884	656,903	422,481	292,431	-	-	-	-	-
300,198	375,425	380,973	341,159	-	-	-	-	-
424,863	862,699	709,247	724,226	(16,609)	(52,816)	(18,431)	(24,997)	(86,517)
26,356	41,142	29,901	87,929	(29,757)	(153,654)	180,774	(3,885)	53,435
4,912	35,901	8,651	8,153	-	-	-	-	-
297,644	428,595	398,862	358,059	-	-	-	-	-
228,071	244,509	290,859	289,586	-	-	-	-	-
3,380,424	4,916,715	4,351,263	4,991,943	(96,280)	(267,336)	117,038	(74,659)	(141,440)
637,571	(435,493)	738,741	(12,293)	91,225	205,559	(119,192)	70,180	74,445
(8,003)	(19,019)	(43,632)	(12,217)	(3,613)	(4,695)	(13,521)	(4,068)	(7,206)
-	-	-	-	-	-	-	-	-
-	-	-	-	(2,280)	11,673	78,471	87,055	54,926
629,568	(454,512)	695,109	(24,510)	85,332	212,537	(54,242)	153,167	122,165

See accompanying independent auditor's report.

31

TRILLIUM HEALTHCARE GROUP, LLC AND SUBSIDIARIES

Consolidating Statement of Operations - Continued

	Greenside Healthcare Properties, LLC			Trillium Healthcare Group, LLC				
	Premier Estates of Highlands	Premier Estates of Riverview	Greenside Healthcare Properties LLC	Fairway Healthcare Properties, LLC	Trillium Healthcare Consulting, LLC	Trillium Healthcare Group, LLC	Eliminations	Consolidated Total
Revenues:								
Net patient service revenues	$ (13,122)	(12,211)	-	-	-	-	-	95,351,218
Government stimulus income	-	-	-	-	-	-	-	4,940,095
Federal grant - Paycheck Protection Program	-	-	-	-	854,483	-	-	8,725,000
Other	-	1,200	-	322,230	6,118,044	90,797	(6,434,669)	145,069
	(13,122)	(11,011)	-	322,230	6,972,527	90,797	(6,434,669)	109,161,382
Patient care expenses:								
Nursing	(50,638)	(74,842)	6,478	-	151,143	-	-	39,594,074
Dietary	(100)	(192)	287	-	1,639	-	-	8,610,121
Ancillary	-	-	63	-	174	-	-	8,913,096
Other patient care	-	-	311	-	15,883	-	-	8,682,984
General and administrative	(23,880)	(26,824)	39,423	2,134	5,077,168	-	-	20,267,752
Provision for bad debt	(42,799)	(70,863)	-	-	-	-	-	1,991,835
Depreciation and amortization	-	-	-	-	50,593	-	-	549,274
Lease expense	-	-	-	-	-	-	-	10,078,523
Management fees	-	-	-	-	-	-	(6,112,696)	-
	(117,417)	(172,721)	46,562	2,134	5,296,600	-	(6,112,696)	98,687,659
Operating income (loss)	104,295	161,710	(46,562)	320,096	1,675,927	90,797	(321,973)	10,473,723
Other income (expenses):								
Interest expense	(2,410)	(12,151)	(31,913)	(321,973)	(42,216)	-	321,973	(635,384)
Loss on disposal of assets	-	-	-	-	-	-	-	(8,500)
Other income	23,179	71,031	-	-	-	-	-	324,055
Net income (loss)	$ 125,064	220,590	(78,475)	(1,877)	1,633,711	90,797	-	10,153,894

See accompanying independent auditor's report.

32

TRILLIUM HEALTHCARE GROUP, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$8,849,099	$11,790,230
Restricted cash	891,094	891,094
Accounts receivable, net	8,835,619	9,947,712
Prepaid expenses and other current assets	733,151	950,165
Total current assets	19,308,963	23,579,201

Property and equipment, net	3,556,124	3,725,537
Other long term assets	1,157,631	1,157,631

Total assets	$24,022,718	$28,462,369

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	5,656,449	5,471,830
Notes payable, net of discount current portion	4,054,306	5,665,712
Accrued Expense	2,706,111	3,834,980
Advanced payments	9,181,611	11,667,400
Lease liability, current portion	220,980	47,986
Deferred revenue	559,916	602,244
Total current liabilities	22,379,374	27,290,152

Lease liability, net of current portion	2,186,871	2,775,102
Deferred revenue, net of current portion	-	498,700
Notes payable, net of discount and current portion	1,472,957	1,092,218
Total liabilities	26,039,201	31,656,172

Members’ Equity:
Accumulated deficit	(2,016,484)	(3,193,803)
Total Members’ equity	$(2,016,484)	$(3,193,803)

Total liabilities and Members’ equity	$24,022,718	$28,462,369

See Notes to Unaudited Condensed Consolidated Financial Statements

TRILLIUM HEALTHCARE GROUP, LLC

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2021	2020

Patient Revenue	$25,362,743	$22,712,106
Net Revenue	25,362,743	22,712,106

Cost of services provided	11,947,091	11,471,195

Gross profit	13,415,651	11,240,911

Operating expenses
General and administrative	11,850,544	11,751,203
Provision for bad debt	171,164	170,469
Depreciation and amortization expense	139,079	138,461
Total operating expenses	12,160,787	12,060,133

Operating income (loss)	1,254,864	(819,223)

Other income (expense)
Interest expense	(122,935)	(243,399)
Other revenue	45,396	81,014
Total other income (expense)	(77,539)	(243,399)

Net income (loss)	1,177,325	(1,062,622)

See Notes to Unaudited Condensed Consolidated Financial Statements

TRILLIUM HEALTHCARE GROUP, LLC

CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ DEFICIT

(UNAUDITED)

Members’ deficit at December 31, 2019	(10,347,697)
Net Income	(1,062,622)
Members’ deficit at March 31, 2020	(11,410,319)

Members’ deficit at December 31, 2020	(3,193,803)
Net Income	1,177,325
Members’ deficit at March 31, 2021	(2,016,478)

See Notes to Unaudited Condensed Consolidated Financial Statements

TRILLIUM HEALTHCARE GROUP, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2021	2020

Cash flows from operating activities
Net income (loss)	$1,177,325	$(1,062,622)
Adjustments to reconcile net (loss) to cash used in operating activities:

Depreciation and amortization	139,079	138,461
(Increase) decrease in assets
Prepaid expenses	217,014	324,937
Accounts receivable	1,112,093	1,119,800
Increase (decrease) in liabilities
Accounts payable	214,948	(568,478)
Accrued payroll and other expenses	(1,544,106)	(1,010,721)
Advance payments	(2,485,789)	-
Deferred revenue	(541,028)	(652,742)
Cash used in operating activities	(1,710,463)	(1,711,364)

Cash flows from financing activities
Repayment on notes payable	(1,230,668)	2,303,256
Cash used in financing activities	(1,230,668)	2,303,256
Net increase (decrease) in cash	(2,941,131)	591,892

Cash, beginning of year	11,790,230	2,091,420
Cash, end of period	8,849,099	2,683,312

See Notes to Unaudited Condensed Consolidated Financial Statements

TRILLIUM HEATHCARE GROUP, LLC

NOTES TO CONDENSED CONSOLIDATED FINANICAL STATEMENTS

(UNAUDITED)

NOTE 1 – Organization and Description of Business

Nature of operations - Trillium Healthcare Group, LLC and Subsidiaries (the “Group”) was formed for the purpose of acquiring licenses to operate skilled nursing, independent living, and assisted living facilities. The Group commenced operations on March 1, 2012.

We are headquartered at 5115 East SR 64 Bradenton, Florida 34208

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation – The financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. The accompanying unaudited condensed consolidated financial statements of the Group (“Financial Statements”) have been prepared in accordance with GAAP for interim financial statements. Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements.

Principles of Consolidation - The consolidated financial statements include the accounts of Trillium Healthcare Group, LLC, and its wholly owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents - The Group considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Property and Equipment - Property and equipment are recorded at cost for acquisitions greater than $5,000. Depreciation is provided using the straight-line method over the estimated useful lives of the assets which range from three to thirty-nine years.

Allowance for Doubtful Accounts - The Group evaluates the collectability of accounts receivable based on certain factors, such as pay type, historical collection trends and aging categories. The Group calculates the provision for bad debts based on the length of time that the receivables are past due. The bad debt percentage that is applied to the receivable balance in each aging category is based on the Group’s historical experience and statutory and other time limits, if any, for each particular pay source, including private, insurance, Medicaid and Medicare.

Accounts Receivable - Net patient revenues are derived from services rendered to patients for long-term care including skilled nursing and assisted living services. All of our skilled nursing, independent living, and assisted living facilities are certified for Medicaid and Medicare health care programs. Net patient revenue is reported at the amount that reflects the consideration the Group expects to be entitled to in exchange for the patient services provided. These amounts are due from patients, governmental programs, and other third-party payors and include variable consideration for retroactive adjustments resulting from settlement of cost reporting audits, reviews or investigations. The Group recognizes net patient revenue as its performance obligations are completed. Routine patient care often includes a bundle of services that are not capable of being distinct. The performance obligations are satisfied over time as the patient simultaneously receives and consumes the benefits of healthcare services provided. Ancillary services, including therapies, which are not included in daily rates for bundled services, are instead treated as separate performance obligations which are satisfied at a point in time when the services are rendered.

Under Medicare and other cost-based reimbursement programs, the facilities are reimbursed for services rendered to cover program patients as determined by reimbursement formulas. The differences between established billing rates and the amounts reimbursable by the programs and patient payments are recorded as contractual adjustments and deducted from revenues. Revenue realizable under third-party payor agreements is subject to change due to examination and retroactive adjustment. Estimated third-party payor settlements are recorded in the period the related services are rendered. The methods of making such estimates are reviewed periodically, and differences between the net amounts accrued and subsequent settlements or estimates of expected settlements are reflected in the current period results of operations.

Accounts receivable from self-pay (private) patients are recorded at currently realizable amounts. Self-pay patients are billed in advance for room and board charges on an ongoing basis and these amounts are included in revenue when the services are performed. The Group considers the patient’s ability and intent to pay the amount of consideration upon admission. Subsequent changes to the patient’s circumstances affecting their ability to pay are recorded as bad debt expense and reported as an operating expense in the accompanying consolidated statement of operations.

For the year ended December 31, 2020 and the three month period ended March 31, 2021, disaggregated net patient service revenues consist of routine skilled nursing and assisted living care recognized over time and ancillary services, including therapies and other services, recognized at a point in time as follows:

	Three month period ended	Three month period ended
	March 31,	March 31,
	2021	2020
Routine skilled nursing and assisted living care	20,794,870	21,513,292
Ancillary services	945,374	1,166,379
Other Revenue	3,622,499	32,435
	25,362,743	22,712,106

NOTE 3 - Facility Closings and Transfer of Operations

In May 2020, the Group executed a deed of assignment for the benefit of creditors (ABC) for seven entities in Ohio who transferred their operations to another third party operator during 2019. These entities are no longer earning revenue after the transfer of operations and are considered insolvent. Under the terms of the ABC agreements, these insolvent entities transferred legal and equitable title, as well as custody and control of their assets, to a third party trustee who will apply the proceeds from liquidation of the assets to the Group’s creditors in accordance with the terms of the agreements and Ohio state law. At December 31, 2020, and March 31, 2021 restricted funds held in escrow by the trustee totaled approximately $891,000 and is included in the accompanying condensed consolidated balance sheet as restricted cash.

NOTE 4 – Deferred Revenue

In 2015, the operations of six facilities in Nebraska were transferred from the prior operator, an unrelated party, to the Group. The prior operator paid the Group a $2 million fee as compensation for not electing a step up in basis with the Nebraska Department of Health and Human Services. Since a step up in basis would result in a higher rate of reimbursement for depreciation on a prospective basis, the $2 million gain has been deferred and will be amortized over the Group’s current lease term for these facilities which expires May 31, 2027. In August 2019, the Group closed three of the six Nebraska facilities, resulting in acceleration of the gain recognition associated with those facilities. Unearned revenue related to this transaction has been recognized in the accompanying consolidated balance sheets as of December 31, 2020 and March 31, 2021 are as follows:

	Three month period ended	Year ended
	March 31,	December 31,
	2021	2020
Current portion of unearned revenue	90,792	83,916
Unearned revenue, excluding current portion	469,124	498,700
	559,916	582,616

NOTE 5 – Recently Issued Accounting Pronouncement

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the consolidated balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated statement of operations. In June 2020, the FASB issued ASU No. 2020-05, which deferred the effective date for all entities that have not yet adopted Topic 842 to annual reporting periods beginning after December 15, 2021. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements, with certain practical expedients available. As of December 31, 2020 and March 31, 2021 the Group had not adopted the new guidance for lease recognition.

NOTE 6 – Property and Equipment

Property and equipment at December 31, 2020 and March 31, 2021 consist of the following:

	March 31,	December 31,
	2021	2020
Land	$500,000	$500,000
Building	865,000	865,000
Leasehold improvements	2,691,123	2,691,123
Construction in progress	-	39,263
Furniture and fixtures	311,850	311,849
Major equipment	1,492,997	1,484,069
Computer hardware and software	100,437	100,437
Vehicles	411,800	411,800
	6,373,207	6,403,541
Less accumulated depreciation and amortization	(2,817,083)	(2,678,004)
	$3,556,124	$3,725,537

Depreciation and amortization expense for the year ended December 31, 2020 and the period ended March 31, 2021 was $549,274 and $139,079, respectively.

NOTE 7 – Short-Term Note Payable

In May 2019, the Group executed a financing agreement (the “line”) from Gemino Healthcare Finance, LLC, the lender, which allows the Group to borrow up to the lesser of $10 million or 85% of eligible accounts receivable. The line bears interest at the greater of three-month LIBOR (.238% at December 31, 2020) or 2%, plus 5.95%, applied daily, and continues to be applied to outstanding principal until the expiration of one business day after such principal has been repaid. The Group also incurs monthly collateral management fees under the line of 1.5% of the average daily balance of the preceding month and is subject to a monthly unused line fee of .75% of the difference between the revolving loan commitment and the average daily balance outstanding the preceding month. The line is secured by cash, accounts receivable, and substantially all intangible assets of the Group and terminates on May 9, 2022. The outstanding balance on the line was $2,021,847 at December 31, 2020 and $2,021,618 at March 31, 2021.

The Group is subject to certain quarterly financial covenants, which where amended in April 2020. The amendment allowed the Group to annualize operating results for actual quarterly results beginning with the quarter ended June 30, 2020 and each quarter thereafter through the remainder of 2020. At December 31, 2020 and March 31, 2021, the Group was in compliance these financial covenants.

The entire balance due on each line has been classified as a current liability in accordance with FASB ASC Topic 470-10-45-5, Classification of Revolving Credit Agreements Subject to Lock-Box Arrangements. FASB guidance stipulates that if the contractual provisions of a loan arrangement require, in the ordinary course of business and without another event occurring, the cash receipts of a debtor to be used to repay the existing obligation, the credit agreement should be considered a short-term obligation.

NOTE 8 – Leases

Effective March 1, 2012, the Group began leasing six skilled nursing, one residential care, and three assisted living facilities from an unrelated company under 10-year lease agreements which expire February 28, 2022. In 2015, the Group leased three skilled nursing and two independent living centers from unrelated companies under 10-year lease agreements which expire March 30, 2024. Under the terms of the lease agreements, the Group was required to pay monthly base rent which ranged from $313,500 to $378,502 throughout the term of the leases. The Group was responsible for all utilities, taxes, insurance and other operating expenses and had paid security deposits totaling $873,000. Effective December 2012, the landlord funded certain leasehold improvements totaling $596,561 as a deferred lease incentive. The deferred lease incentive was being amortized as a reduction of rent expense over the remaining term of the lease.

Effective June 1, 2015, the Group cancelled all of these leases and entered into a master lease agreement for ten Iowa facilities and all of its Nebraska and Florida facilities. The master lease agreement was amended in 2019 to acknowledge the closing of three Nebraska facilities (Note 1(c)) and in 2020, the landlord provided the Group a reduction in rent based the subsequent sale of the closed properties. Under the terms of the amended master lease agreement, the Group is required to pay monthly rent ranging from $484,025 to $564,364 throughout the term of the lease which expires May 31, 2027.

The Group is responsible for all utilities, taxes, insurance and other operating expenses and is required to maintain a security deposit under the lease in the amount of $940,500 for the benefit of the landlord.

Effective July 1, 2015, the Group also entered into a lease agreement for its Dublin, Georgia facility. In 2016, the Group amended this lease by adding ten additional skilled nursing facilities in Iowa and in 2018, the Group amended this lease by adding seven additional nursing facilities in Ohio. Under the terms of the amended facility lease, the Group pays initial monthly rent of $941,503 (less a monthly credit of approximately $22,000) which is subject to annual increases based on the lesser of 3% or the percentage change in the consumer price index over the remaining term of the lease which expires January 31, 2031.

In 2018, the Group financed the acquisition of three vehicles under capital lease agreements with original lease terms of seven years. In 2020, the Group financed the acquisition of an additional 2 vehicles under capital lease agreements with original lease terms of five years. The Group also leases certain equipment under non-cancelable operating leases which expire over various dates through 2030.

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) and the present value of future minimum capital lease payments as of December 31, 2020 are as follows:

Year Ending December 31,	Capital Leases	Operating Leases	Total
2021 (9 months)	41,170	8,119,484	8,160,654
2022	54,893	10,922,385	10,977,278
2023	54,893	11,029,081	11,083,974
2024	53,920	11,153,600	11,207,520
2025	33,703	11,278,754	11,312,457
Thereafter	-	36,195,652	36,195,652
	197,409	80,579,472	80,776,881

NOTE 9 – Long-Term Debt

Long-term debt consists of the following at December 31, 2020 and March 31, 2021:

	March 31,	December 31,
	2021	2020
Mortgage note payable to a commercial bank, payable in equal installments of principal and interest of $6,799; through July 2020, with a final balloon payment originally due in August 2020 extended to January 2021; note bears interest at 4.25; secured by real property and guaranteed by members.	-	885,705
Non-interest bearing note payable with a vendor; payable in 36 equal monthly principal installments of $33,099 from October 2019 through September 2022.	595,787	695,084
Note payable with a vendor; payable in 36 equal monthly installments of principal and interest of $20,911 from October 2019 through September 2022; note bears interest at a rate of 6%.	359,105	415,884
Note payable with a vendor; payable in 36 equal monthly installments of principal and interest of $69,568 from October 2019 through September 2022; note bears interest at a rate of 6%.	1,194,681	1,383,574
Note payable with a vendor; payable in 36 equal monthly installments of principal and interest of $36,206 from October 2019 through September 2022; note bears interest at a rate of 6%.	1,058,626	1,058,626
Non-interest bearing note payable with a vendor; payable in 36 equal monthly principal installments of $9,587 from October 2019 through September 2022.	297,210	297,210
Total Long-term debt	3,505,409	4,736,083
Less current portion	(2,032,452)	(3,643,865)
Long-term debt, excluding current portion	$1,472,957	$1,092,218

In 2019, certain vendors agreed to extend payment terms by converting $5,774,957 of accounts payable balances to long-term debt bearing interest at rates ranging from 0% to 6%.

The vendor notes payable with outstanding balances of $1,058,626 and $297,210 at December 31, 2020, described above, are specific to the Group’s wholly owned subsidiaries which operated in Ohio. The subsidiaries ceased payments on these notes in the first quarter of 2020 and are considered to be in default. As a result of the default, the outstanding balances are considered payable on demand and have been reflected as a component of the current portion of long-term debt in the accompanying consolidated balance sheet. These debt obligations are subject to the terms of the assignment for the benefit of creditor actions described in Note 3.

NOTE 10 – Management Company

Trillium Healthcare Consulting, LLC charges each of the facilities a management fee equal to 5% of net patient revenues. Management fees are charged for managing the operations of the Facilities including but not limited to accounting, collecting, setting of rates and charges and general administration. For the year ended December 31, 2020 and the three month period ended March 31, 2021, management fees totaled $5,394,672 and $1,269,273 respectively. For the year ended December 31, 2020 and the three month period ended March 31, 2021, additional management fees were charged for billing services provided to certain facilities in the amount of $718,024 and $158,214 respectively. All management fees have been eliminated in the consolidation.

NOTE 11 – Concentrations and Credit Risks

The Group maintains cash balances at a commercial bank and these balances may exceed the federal deposit insurance limit at times throughout the year. The uninsured cash balances at December 31, 2020 and March 31, 2021 were approximately $12,523,000 and $8,855,561, respectively.

NOTE 12 – Paycheck Protection Program

The Group applied for and received three forgivable Paycheck Protection Program (“PPP”) loans of $3,410,000, $1,765,000 and $3,550,000 as provided under the Coronavirus Aid, Relief and Economic Security (“CARES”) Act and the loans were funded on April 15, 2020, April 16, 2020, and April 22, 2020, respectively. Under the terms of the loans, the balances are forgivable to the extent the proceeds are used for certain qualifying costs for the 24 week coverage period from the date of the first disbursements of the loans and that certain employment levels are maintained. To the extent a portion of the loan does not meet the criteria to be forgiven, such amounts are due and payable in monthly installments beginning on the date the loan forgiveness amounts are communicated to the Group or 10 months after the end of the loan forgiveness coverage periods and carry an interest rate of 1%.

Through December 31, 2020, the Group fully utilized the proceeds on qualifying costs and such amounts have been reported as federal grant income in the accompanying consolidated statement of operations. A formal request for forgiveness was submitted for all three loans upon the conclusion of the coverage period outlined above. In November 2020, the Group received legal notice of release of the $1,765,000 obligation. In 2021 the Group received legal releases of the outstanding $3,410,000 and $3,550,000 loans.

NOTE 13 – Government Support – CARES Act Funding

The U.S. government enacted several laws beginning in March 2020 designed to help the nation respond to COVID-19, a disease caused by the novel coronavirus which was characterized as a pandemic by the World Health Organization. The new laws impact healthcare providers in a variety of ways, but the largest legislation providing monetary relief is the CARES Act. A component of the CARES Act includes the Provider Relief Fund (“PRF”) which provides funding to skilled nursing providers and other Medicare and Medicaid enrolled providers to cover any unreimbursed healthcare-related expenses or lost revenue attributable to the public health emergency resulting from COVID-19.

During the second, third, and fourth quarters of 2020, the Group received disbursements from the PRF which totaled approximately $13,045,000. These funds come with terms and condition certifications in which all providers are required to submit documents to ensure the funds will be used for healthcare-related expenses or lost revenue attributable to COVID-19 as defined in PRF terms and conditions. Of the $13,045,000 of funds received, the Group recorded $4.94 million of government stimulus income for the year ended December 31, 2020 determined on a systematic basis in line with the recognition of specific expenses and lost revenues for which the grants are intended to compensate.

The Group’s assessment of whether the terms and conditions for amounts received have been met for income recognition and the Group’s related income calculation considered all frequently asked questions and other interpretive guidance issued through the date the consolidated financial statements were available for issuance by the US. Department of Health and Human Services (“HHS”), but are subject to audit by HHS.

As of December 31, 2020, and the period ended March 31, 2021 amounts not recognized as income are $8.1 million and $3.5 million, respectively, and are reflected in the current liability section of the Group’s consolidated balance sheet.

Additionally, as part of the CARES Act, the legislation included an expansion of the Medicare Accelerated and Advance Payment Program. The expanded Medicare Accelerated and Advance Payment Program is a streamlined version of existing policy that allows the Medicare Administrative Contractors (“MAC’s”) to issue up to three months of advance Medicare payments to help increase cash flow and liquidity to Medicare Part A and Part B providers in certain circumstances that include national emergencies. The Group received approximately $3,420,000 as part of this program. On October 8, 2020, as part of the Continuing Appropriations Act 2021 and Other Extensions Act, Centers for Medicare & Medicaid Services (“CMS”) amended the repayment terms for the accelerated and advance payments. These funds will begin to be applied against claims for services provided to Medicare patients after approximately one year from the date the funds were received. During the first eleven months after repayment begins, repayment will occur through an automatic recoupment of twenty-five percent of Medicare payments. During the succeeding six months, repayment will occur through an automatic recoupment of fifty percent of Medicare payments. Any remaining balance that was not paid through the recoupment process within twenty-nine months of receipt of the funds will be required to be paid on-demand, subject to an interest rate of four percent. As of December 31, 2020, the accelerated Medicare payments are recognized as a refundable advance in the accompanying consolidated balance sheet since the related performance obligations have not been satisfied. As of March 31, 2021 the accelerated Medicare payments are recognized on the condensed consolidated balance sheet as an advance payment in the amount of approximately $5.6 million.

NOTE 14 – Risks and Uncertainty

The novel coronavirus (“COVID-19”) spread rapidly across the world in the first quarter of 2020 and was declared a pandemic by the World Health Organization in March 2020. The government and private sector responses to contain its spread began to adversely affect the broader economy and business in general in March 2020 and those impacts continued through the remainder of 2020 and are likely to impact operating activity through a significant portion of 2021, although such effects may vary significantly. The duration and extent of the pandemic and its effects over longer terms cannot be reasonably estimated as of the date the consolidated financial statements were available for issuance. The risks and uncertainties resulting from the pandemic that may affect the results of operating activities, cash flows and financial condition include the nature and duration of any potential negative impact on the Group’s revenue and collection of accounts receivable. Accordingly, significant estimates used in the preparation of the consolidated financial statements including those associated with evaluations of certain long-lived assets for impairment and expected credit losses on amounts owed to the Group may be subject to significant adjustments in future periods.

NOTE 15 – Subsequent Events

On January 29, 2021, the Group entered into a Membership Interest Purchase Agreement with Assisted 4 Living, Inc. to sell all of the issued and outstanding membership interests of Fairway Healthcare Properties, LLC and Trillium Healthcare Consulting, LLC owned by the current members (the “Transaction”). Fairway Healthcare Properties, LLC and Trillium Healthcare Consulting, LLC and their respective direct and indirect subsidiaries own all of the assets of the Group. The transaction closed on June 10, 2021.